EXHIBIT B-1(c)


                               AMENDMENT NO. 3 TO
                            STOCK PURCHASE AGREEMENT

     THIS AMENDMENT NO. 3, dated as of May 31, 2004, to the STOCK PURCHASE AGREEMENT, dated as of February 2, 2004, is entered into by and among Ameren Corporation, a Missouri corporation ("Purchaser"), Illinova Corporation, an Illinois corporation ("Seller"), Illinova Generating Company, an Illinois corporation ("IGC"), and Dynegy Inc., an Illinois corporation ("Dynegy"). Dynegy, IGC and Seller are referred to herein as the "Dynegy Parties".

                              W I T N E S S E T H:

     WHEREAS, Purchaser and the Dynegy Parties entered into a Stock Purchase Agreement, dated February 2, 2004, as amended by Amendment No. 1 dated as of March 23, 2004 and by Amendment No. 2 dated as of April 30, 2004 (the "Amended Agreement"), providing for the sale to Purchaser of all of the capital stock of Illinois Power Company, an Illinois corporation, held by Seller, and IGC's 20% share of Electric Energy, Inc., an Illinois corporation; and

     WHEREAS, Purchaser and the Dynegy Parties wish to amend the Amended Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual terms, conditions and agreements set forth herein, the parties hereto hereby agree as follows:

          Section 1 Defined Terms. All capitalized terms used and not defined herein have the meanings set forth in the Amended Agreement.

          Section 2 Amendment to Section 5.21. Section 5.21(b) of the Amended Agreement is amended by changing the reference to "120 days" in the second sentence to "150 days".

          Section 3 Amendment to Exhibit B. Exhibit B to the Amended Agreement is amended by changing the reference to "one hundred twenty (120) days" in the bracketed note at the top of page 1 of Exhibit B to "one hundred thirty five (135) days".

          Section 4 No Other Amendments. Except as set forth herein, the Amended Agreement remains in full force and effect.

          Section 5 Counterparts. This Agreement may be executed in one or more counterparts, and by the parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, Seller, IGC, Dynegy and Purchaser have caused this Amendment No. 3 to the Original Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                         ILLINOVA CORPORATION


                                         By /s/ Alec Dreyer
                                            -----------------------------------
                                            Name:
                                            Title:

                                         ILLINOVA GENERATING COMPANY


                                         By /s/ Alec Dreyer
                                            -----------------------------------
                                            Name:
                                            Title:

                                         DYNEGY INC.


                                         By /s/ Alec Dreyer
                                            -----------------------------------
                                            Name:
                                            Title:

                                         AMEREN CORPORATION


                                         By /s/ Steven R. Sullivan
                                            -----------------------------------
                                            Name:
                                            Title: